Exhibit 10.5
STOCK PLEDGE AGREEMENT
THIS STOCK PLEDGE AGREEMENT, is made effective as of the 29th day of August, 2007, by and between Zareba Systems, Inc., a Minnesota corporation (“Debtor”), and JPMorgan Chase Bank, N.A., a national banking association (“Secured Party”).
In order to secure the payment of the obligations of the Debtor and Zareba Security, Inc., a Minnesota corporation (“Security”) to the Secured Party pursuant to that certain Revolving Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”), by and between the Debtor, Security and the Secured Party and as evidenced by the Note (as defined in the Credit Agreement), and each and every other debt, liability and obligation of every type and description which the Debtor or Security may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this Agreement, the Credit Agreement, the Note or any other present or future instrument or agreement or by operation of law, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several) (all such debts, liabilities and obligations of the Debtor and Security to Secured Party herein collectively referred to as the “Obligations”), Debtor and Security hereby agree as follows:
     1. Pledge. To secure repayment of the Obligations, Debtor hereby grants to Secured Party a security interest in and to the following (all of which shall constitute the “Pledged Property”):
     (a) All of the shares of stock and other securities described on Exhibit A (the “Pledged Shares”), all of the certificates and instruments representing the Pledged Shares, all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
     (b) All cash dividends and cash distributions with respect to any Pledged Property (“Dividends”);
     (c) All additional shares of stock or securities of the corporation issuing the Pledged Shares at any time or from time to time acquired by Debtor in any manner and all of the certificates representing such additional shares or securities;
     (d) All other property hereafter delivered to Debtor in substitution for any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, Dividends, rights and other property at any time and from time to time received or receivable or otherwise distributed in respect of or in exchange for any or all thereof;

     (e) All stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions on or with respect to the Pledged Shares or the Pledged Property; and
     (f) All products and proceeds of any and all of the foregoing.
The stock certificates representing the Pledged Shares are herewith delivered to Secured Party contemporaneously with the execution of this Agreement. Debtor shall execute and deliver to Secured Party any and all other documents and instruments as Secured Party may determine to be necessary in order to perfect and maintain the security interest granted under this Agreement.
     2. Possession. Secured Party acknowledges receipt of the stock certificates representing the Pledged Shares, together with a stock power endorsed in blank to hold under payment in full of the Obligations. Upon satisfaction in full of the Obligations, the Secured Party shall deliver the certificates and the stock powers to the Debtor.
     3. Representations. Debtor warrants and represents that (i) there are no restrictions upon the transfer or pledge of any of the Pledged Shares, (ii) that Debtor has the right to transfer and pledge the Pledged Shares free and clear of any pledge, lien, charge, security interest or other encumbrance and without obtaining the consent of any third party, (iii) Debtor is the legal and beneficial owner of all of the Pledged Shares and, upon delivery of the Pledged Shares (and the certificates representing such Pledged Shares) to Secured Party and the recording of a financing statement with the Minnesota Secretary of State covering the Pledged Shares, this Agreement shall create a valid first lien upon and a perfected security interest in the Pledged Shares and the proceeds thereof, (iv) the Pledged Shares constitute 100% of the issued and outstanding shares of stock of Zareba Systems of Canada, Ltd., (v) there are no other classes or series of stock of the Borrower which are authorized or outstanding, and (vi) there are no options, warrants or other rights outstanding to acquire any stock of the Borrower.
     4. Covenants. For as long as this Agreement is in force and the Secured Party is in possession of the Pledged Shares, the Debtor agrees that (i) Debtor will not grant any other lien or security interest with respect to the Pledged Shares, (ii) Debtor will not sell, transfer or sign the Pledged Shares or any interest, financial rights or title to the Pledged Shares, and (iii) upon the Secured Party’s reasonable request, the Debtor will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.
     5. Adjustments. If, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Borrower pertaining directly to all or any portion of the Pledged Shares, all new, substituted and additional shares or other securities issued by reason of any such change shall be immediately assigned to Secured Party to be held by Secured Party under the terms of this Agreement in the same manner as the shares originally pledged hereunder.
     6. Release of Pledged Shares. Upon the complete performance of the Obligations, Secured Party shall release all of its rights in and to the Pledged Shares hereunder.

     7. Authorized Actions; Proxy. The Debtor irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact and grants the Secured Party a proxy to do (but the Secured Party shall not be obligated and shall incur no liability to the Debtor or any third party for failure to do so), after and during the continuance of an Event of Default (as defined in the Note), any act that the Debtor is obligated by this Agreement to do and to exercise such rights and powers as the Debtor might exercise with respect to the Pledged Shares. With respect to voting the Pledged Shares, this Section constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until the Asset Purchase Agreement and Note are paid in full.
     8. Default. Upon the occurrence of an Event of Default (as defined in the Note), the Secured Party may require all Dividends of any sort with respect to the Pledged Shares to be delivered to the Secured Party as additional security hereunder or applied toward the satisfaction of the Obligations. Upon the occurrence of an Event of Default, the Secured Party also shall have the right to exercise all voting rights as to all Pledged Shares. Further, upon the occurrence of an Event of Default, the Secured Party may exercise the Secured Party’s proxy rights with respect to all or any portion of the Pledged Shares. In such event, the Debtor agrees to promptly deliver to the Secured Party further evidence of the grant of such proxy in any form requested by the Secured Party. Furthermore, upon the occurrence of an Event of Default, and at any time thereafter, Secured Party shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Minnesota and, in this connection, Secured Party may, upon ten (10) days written notice to Debtor, and without liability for any diminution in price which may have occurred, sell the Pledged Shares in the manner described herein. Secured Party shall be free to purchase all or any part of the Pledged Shares at any such sale. Out of the proceeds of any sale, Secured Party may retain an amount equal to the principal and accrued interest then due on the Obligations, plus the amount of the expenses of sale and costs of collection incurred by Secured Party with respect to the Obligations, and shall pay any remaining balance of such proceeds to Debtor.
     9. Sale Upon Default. The Debtor and the Secured Party acknowledge and agree that the Pledged Shares are restricted, unregistered stock and that it is difficult to value such Pledged Shares and that no public market exists for such Pledged Shares. The parties further agree that the Pledged Shares are not subject to sale in a “recognized market: as that term is described in Article 9, Section 504 of the Uniform Commercial Code. The Debtor and the Secured Party wish to agree to reasonable standards for conducting a commercially reasonable sale of the Shares. Without limiting rights and remedies otherwise available to the Secured Party, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:
     (a) Public or Private Sale Permitted. The sale may be either a public or a private sale, at the Secured Party’s discretion, and it may be for all or any portion of the Pledged Shares.
     (b) Timing of Sale. The Secured Party shall set a date for public sale of the Pledged Shares, or a date after which a private sale may occur, which date shall be not less than thirty (30) days after the date notice of the sale is delivered to the Debtor. Such notice of sale shall include the date and the time of the public sale, or the date after which a private sale may occur.

     (c) Place of Sale. The Secured Party may select any reasonable place in this state to conduct such sale.
     (d) Securities Law Compliance. Immediately upon request, the Debtor shall provide the Secured Party with any and all information requested by the Secured Party in order for such sale to comply with applicable state or federal securities laws.
     (e) Prospective Purchasers Restricted. At any sale of any of the Pledged Shares, the Secured Party may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under state or federal securities laws unnecessary.
     10. Notices. All notices and other communications required or permitted to be given under and pursuant to this Agreement shall be deemed to have been given and received for all purposes forty-eight (48) hours after mailing at any general or branch United States Post Office if sent by registered or certified mail, postage prepaid, addressed to the addressee at his address last furnished to the sender in writing by the addressee for the purpose of receiving notices under and pursuant to this Agreement, or, unless and until such an address shall have been so furnished, addressed to the addressee as follows:

If to Secured Party:	JPMorgan Chase Bank, N.A.
225 South Sixth Street
Suite 2500
Minneapolis, MN 55402

If to Debtor:	Zareba Systems, Inc.
13705 26th Avenue North
Suite 102
Plymouth, MN 55441
     11. Entire Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written.
     12. Amendments and Captions. This Agreement shall not be modified, amended or terminated (except as provided herein) other than by the written agreement of Debtor and Secured Party. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions of this Agreement.
     13. Continuance of Agreement. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
     14. Waiver. No delay or failure by Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota without consideration to Minnesota choice of law rules which might otherwise require that the laws of another state be applied.
     16. Assigns. The Debtor’s rights under this Agreement shall not be assigned unless agreed in writing between the parties, such consent not to be unreasonably withheld. The rights and privileges of the Secured Party hereunder shall inure to the benefit of its successors, heirs and assigns, and all the obligations of the Debtor shall bind Debtor’s successors, heirs and assigns.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Pledge Agreement as of the date and year first above written.

DEBTOR: ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey Mathiesen
Jeffrey Mathiesen
Its: Chief Financial Officer

SECURED PARTY: JPMORGAN CHASE BANK, N.A.
By:	/s/ Jay A. Isaman
Jay A. Isaman
Its: Vice President

EXHIBIT A
(Description of Pledged Shares)

		Certificate	Number of
Stock Issued By	Class	Number(s)	Shares
Zareba Systems of Canada, Ltd.